As filed with the Securities and Exchange Commission on May 4, 2017

Registration No. 333-________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________________________________
OWENS REALTY MORTGAGE, INC.
(Exact name of registrant as specified in its charter)
_________________________________
Maryland (State or other jurisdiction of incorporation)	46-0778087 (I.R.S. Employer Identification Number)
_________________________________
2221 Olympic Boulevard
Walnut Creek, California 94595
(925) 935-3840
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
_________________________________
Bryan H. Draper
President
2221 Olympic Blvd., P.O. Box 2400
Walnut Creek, California 94595
(925) 935-3840
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________
Copies to:
M. Greg Allio, Esq.
PremierCounsel LLP
388 Market Street, Suite 1300
San Francisco, CA 94111
(415) 409-1791

 Approximate date of commencement of proposed sale to public: From time to time after the effective date of the Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐ Accelerated filer  ☒
Non-Accelerated filer  ☐  (Do not check if a smaller reporting company)                     Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock,, $0.01 par value per share (2) (6)
Preferred Stock, $0.01 par value per share (2)(6)
Subscription Rights (2)
Depositary Shares (3) (6)
Warrants (4)
Units (5)
Total			$100,000,000 (6)	$11,590
(1)  Estimated pursuant to Rule 457(o) solely for the purpose of determining the registration fee.  The proposed maximum offering price per security will be determined from time to time, by the Registrant, in connection with the sale by the Registrant of the securities registered under this Registration Statement.
(2)   Subject to footnote 6 below, there is being registered hereunder an indeterminate number of shares of common stock or preferred stock, or subscription rights to purchase common stock or preferred stock, as may be sold, from time to time, separately or as units in combination with other securities registered hereunder.
(3)  Subject to footnote 6 below, there is being registered hereunder an indeterminate number of depositary shares as may be issued in the event that the Registrant elects to offer fractional interests in the preferred stock registered hereby.
(4)  Subject to footnote 6 below, there is being registered hereunder an indeterminate number of warrants as may be sold, from time to time, separately or as units in combination with other securities registered hereunder.
(5)   Subject to footnote 6 below, there is being registered hereunder an indeterminate number of units. Each unit may consist of a combination of any one or more of the securities being registered hereunder.
(6)  Includes such indeterminate number of shares of common stock, preferred stock or depositary shares as may, from time to time, be issued upon conversion or exchange of other securities registered hereunder, to the extent any such securities are, by their terms, convertible or exchangeable for common stock, preferred stock or depositary shares. The aggregate maximum offering price of all securities issued pursuant to this Registration Statement will not exceed $100,000,000.
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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PROSPECTUS                                                        SUBJECT TO COMPLETION, DATED MAY 4, 2017

$100,000,000

OWENS REALTY MORTGAGE, INC.

Common Stock
Preferred Stock
Subscription Rights
Depositary Shares
Warrants
Units
_______________________________
We may offer from time to time, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
•	shares of our common stock, par value $0.01 per share;
•	shares of our preferred stock (which we may issue in one or more classes or series), par value $0.01 per share;
• subscription rights to purchase our common stock or preferred stock;
• depositary shares representing shares of our preferred stock;
•	warrants to purchase shares of our common stock or preferred stock or depositary shares; or
• units comprised of any combination of the foregoing.

We refer to the common stock, preferred stock, subscription rights, depositary shares, warrants and units, collectively, as the "securities" in this prospectus. We may offer these securities with an aggregate initial offering price of up to $100,000,000. For more information on how our securities may be sold, please read the section of this prospectus entitled "Plan of Distribution".

The securities may be offered at prices and on terms to be specified in one or more supplements to this prospectus or in other offering materials. It is important that you read this prospectus and the applicable prospectus supplement or any other offering materials, as well as any documents incorporated herein or therein, before you invest in our securities. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the NYSE MKT under the symbol "ORM".

Investing in our securities involves material risks and uncertainties that should be considered. See "Risk Factors" beginning on page 2 of this prospectus for certain risk factors to consider before you decide to invest in the securities offered hereby.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
________________________________________

The date of this prospectus is               , 2017.

TABLE OF CONTENTS

Page
ABOUT THIS PROSPECTUS …………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………	1
PROSPECTUS SUMMARY ……………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………	1
RISK FACTORS …………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………	2
FORWARD-LOOKING STATEMENTS ...……………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………	2
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS …………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………	4
USE OF PROCEEDS ……………………………………………………………………………………………………………………...……………………………………………………………………………………………………………………………………………………………………………	5
DESCRIPTION OF SECURITIES ………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………	5
DESCRIPTION OF COMMON STOCK ………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………	5
DESCRIPTION OF PREFERRED STOCK ……………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………	7
DESCRIPTION OF SUBSCRIPTION RIGHTS ………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………	8
DESCRIPTION OF DEPOSITARY SHARES ……………………………………………………………………. …………………………………………………………………………………………………………………………………………………………………………………………………	9
DESCRIPTION OF WARRANTS ……………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………	11
DESCRIPTION OF UNITS ……………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………	12
RESTRICTIONS ON OWNERSHIP AND TRANSFER ………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………	12
DESCRIPTION OF CERTAIN PROVISIONS OF THE MARYLAND LAW AND OUR CHARTER AND BYLAWS…………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………	15
U.S. FEDERAL INCOME TAX CONSIDERATIONS ………………………………………………………………………..………………………………………………………………………………………………………………………………………………………………………………………	20
PLAN OF DISTRIBUTION ……………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………	38
LEGAL MATTERS ………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………	41
EXPERTS …………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………	41
WHERE YOU CAN FIND MORE INFORMATION …………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………	41

OWENS REALTY MORTGAGE, INC.

ABOUT THIS PROSPECTUS

 This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summary descriptions of the common stock, preferred stock, subscription rights, depositary shares, warrants and units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

PROSPECTUS SUMMARY

Effective May 20, 2013, Owens Mortgage Investment Fund, a California Limited Partnership ("OMIF") merged with and into Owens Realty Mortgage, Inc., a Maryland corporation (the "Company") with the Company as the surviving corporation (the "Merger") and the Company commenced conducting all of the business conducted by OMIF.  The rights of the stockholders of the Company are governed by Maryland law and the charter, bylaws and other governing documents of the Company. Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company is deemed to be the successor issuer to OMIF.

References to Owens Realty Mortgage, Inc. and its subsidiaries, "ORM," the "Company," "we", "us", or "our" in this prospectus, an applicable prospectus supplement, or any information incorporated by reference in this prospectus or any applicable prospectus supplement, have the following meanings, unless we specifically state or the context requires otherwise:

•	For periods prior to May 20, 2013: OMIF and its subsidiaries; and

•	For periods from and after May 20, 2013: ORM and its subsidiaries.

Our Company

We are a specialty finance company that focuses on the origination, investment and management of commercial real estate loans, primarily in the Western U.S. We provide customized, short-term loans to small and middle-market investors and developers that require speed and flexibility. We also hold investments in real estate property. Our investment objective is to provide investors with attractive current income and long-term stockholder value.  Our common stock is traded on the NYSE MKT under the symbol "ORM".

We are externally managed and advised by Owens Financial Group, Inc. ("OFG" or the "Manager"), a specialized commercial real estate management company that has originated, serviced and managed alternative commercial real estate investments since 1951. OFG provides us with all of the services vital to our operations and our executive officers and other staff are all employed by OFG pursuant to the management agreement between the Company and the Manager (the "Management Agreement") and the Company's charter. The Management Agreement requires OFG to manage our business affairs in conformity with the policies and investment guidelines that are approved and monitored by our Board of Directors. Our Board of Directors is composed of a majority of independent directors. The Audit, Nominating and Corporate Governance and Compensation Committees of the Board are composed exclusively of independent directors.

OFG arranges, services and maintains the loan and real estate portfolios for the Company. Our loans are secured by mortgages or deeds of trust on unimproved, improved, income-producing and non-income-producing real property, such as condominium projects, apartment complexes, shopping centers, office buildings, and other commercial or industrial properties. We believe that our loans are attractive to borrowers because of the expediency of OFG's loan approval process, which is approximately ten to twenty days.

The Company was incorporated in Maryland on August 9, 2012. Effective May 20, 2013, OMIF, a California Limited Partnership formed in 1984 merged with and into the Company, with the Company as the surviving corporation, and the Company commenced conducting all of the business conducted by OMIF at the effective time of the Merger.  The Merger was conducted to reorganize our business operations so that, among other things, we could elect to qualify as a real estate investment trust (a "REIT") for federal income tax purposes. As a qualified REIT we are generally not subject to federal income tax on that portion of our REIT taxable income that is distributed to our stockholders, provided that at least 90% of taxable income is distributed and provided that certain other requirements are met. Certain of our assets that produce non-qualifying income are held in taxable REIT subsidiaries. Unlike other subsidiaries of a REIT, the income of a taxable REIT subsidiary is subject to federal and state income taxes.

Our principal executive offices are located at 2221 Olympic Blvd., Walnut Creek, CA 94595. Our telephone number is (925) 935-3840. Our website address is www.owensmortgage.com. The information contained on our website is not incorporated by reference or otherwise a part of this prospectus.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2016, together with all the other information contained or incorporated by reference in this prospectus or in an applicable prospectus supplement before making a decision to invest in our securities. Each of the risks described could materially adversely affect our business, financial condition, results of operation or ability to make distributions to stockholders, and could cause you to lose all or part of your investment.  See "Where You Can Find More Information" beginning on page 41 of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to substantial known and unknown risks, uncertainties and other factors, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "would," "should," "believe," "predicts," "potential," "continue,"  "intend," "might,"  and similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•	the risk factors described or incorporated by reference in this prospectus or any accompanying prospectus supplement;

•	the use of proceeds of any offering pursuant to this prospectus and any accompanying prospectus supplement;

•	our business and investment strategy;

•	our operating results and potential asset performance;

•	our loan portfolio, including rates of default by our borrowers and the changing credit risks of our loans;

•	anticipated construction progress, completion estimates, potential leasing activities, repositioning and possible sale of real estate assets, and other risks inherent in the real estate business;

•	the timing of cash flows, if any, from our loans and other investments;

•	the state of the U.S. economy generally or in specific geographic regions;

•	actions and initiatives of the U.S. Government and changes to U.S. Government policies;

•	the maximum borrowings available under our credit facilities;

•	our ability to obtain additional financing arrangements;

•	the amount of commercial mortgage loans requiring refinancing;

•	financing and advance rates for our loan investments;

•	our expected leverage;

•	changes in the market value of our real estate holdings or the real estate that collateralizes our loan investments;

•	changes in prepayment rates on our loan portfolio;

•	changes in governmental regulations, tax law and rates, and similar matters (including interpretation thereof);

•	our ability to maintain our qualification as a REIT;

•	the ability of certain of our wholly-owned subsidiaries to qualify as taxable REIT subsidiaries for U.S. federal income tax purposes;

•	our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by the U.S. federal income tax laws and regulations applicable to REITs;

•	availability of investment opportunities in mortgage related and real estate related investments;

•	the ability of our Manager to locate suitable investments for us, monitor, service and administer our investments and execute our investment strategy;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future;

•	our understanding of our competition; and

•	changes or market trends in our industry, inflation rates, interest rates, the real estate markets and values, the debt markets or the general economy.

We caution that the foregoing list of factors is by no means exhaustive.

The forward-looking statements contained in this prospectus and the documents incorporated by reference herein reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance upon any forward-looking statements. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this prospectus. If a change occurs, our business, financial condition, liquidity, results of operations and ability to make distributions to stockholders may vary materially from those expressed in our forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Such new risks and uncertainties may be included in the documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus which will be considered to be incorporated by reference into this prospectus. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider these risks before you make an investment decision with respect to our securities.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and in the other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, which will be considered to be incorporated by reference into this prospectus.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by our fixed charges. For purposes of calculating this ratio, "earnings" include pre-tax income from continuing operations before net income attributable to non-controlling interests plus fixed charges less interest capitalized and the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. "Fixed charges" consists of interest expense and interest capitalized. This ratio is calculated in accordance with accounting principles generally accepted in the United States.

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (ii)	Year Ended December 31,
	2016	2015	2014	2013 (i)	2012 (i)
	6.68	10.90	6.20	16.59	(iii)

(i)
Effective May 20, 2013, OMIF merged with and into the Company with the Company as the surviving corporation, and the Company is deemed to be the successor issuer to OMIF. See "Prospectus Summary" on page 1 of this prospectus.

 (ii) We had no shares of preferred stock outstanding during the periods presented.
(iii)  Earnings for the year ended December 31, 2012 were inadequate to cover fixed charges by $1,684,000.

USE OF PROCEEDS

Unless otherwise set forth in an applicable prospectus supplement, we intend to use the net proceeds of any offering of securities  for general corporate purposes, which may include, but not be limited to, investment in loans, refinancing or repayment of indebtedness, capital expenditures  and working capital. Pending any of these uses, the net proceeds may be held in interest-bearing bank accounts or invested in readily marketable, interest-bearing securities that are consistent with our qualification as a REIT. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DESCRIPTION OF SECURITIES

This prospectus contains a summary description of our common stock, preferred stock, subscription rights, depositary shares, warrants and units that we may offer and sell from time to time. These summaries are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and are subject to and qualified in their entirety by reference to Maryland law and our charter and bylaws. See "Description of Certain Provisions of Maryland Law and our Charter and Bylaws" and "Where You Can Find More Information."

The Company was incorporated on August 9, 2012, under the laws of the State of Maryland. The Company was created to effect the Merger of OMIF with and into the Company, and the Merger was completed on May 20, 2013.

Our charter provides that we may issue up to 50,000,000 shares of common stock and up to 5,000,000 shares of preferred stock, at $0.01 par value per share.  Our charter authorizes our Board of Directors to amend our charter, with the approval of a majority of the entire Board of Directors and without stockholder approval, to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of stock of any class or series. As of May 4, 2017, 10,247,477 shares of our common stock are issued and outstanding and no shares of our preferred stock are issued and outstanding. Under Maryland law, our stockholders are not generally liable for our debts or obligations.

DESCRIPTION OF COMMON STOCK

Common Stock
Our common stock offered hereby will be duly authorized and, when issued in exchange for the consideration therefor, will be validly issued, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of outstanding shares of our common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our Board of Directors and declared by us, and the holders of outstanding shares of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of our stock, the holders of shares of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, and directors will be elected by a plurality of the votes cast in the election of directors. Consequently, the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no pre-emptive rights to subscribe for any securities of our Company. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of our common stock have equal dividend, liquidation and other rights.

Under the Maryland General Corporation Law ("MGCL"), a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation's charter. Our charter provides that these actions must be approved by a majority of all of the votes entitled to be cast on the matter.

Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation. Because certain of our operating assets may be held by our subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Power to Reclassify Unissued Shares of Our Stock

Our charter authorizes our Board of Directors to classify and reclassify from time to time any unissued shares of our common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, dividends or upon liquidation, and authorizes us to issue the newly-classified shares. Prior to the issuance of shares of each new class or series, our Board of Directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Our Board of Directors may take these actions without stockholder approval unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities are listed or traded. Therefore, our Board of Directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock

Our charter authorizes our Board of Directors, with the approval of a majority of the entire Board and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock, or the number of shares of any class or series of stock, that we are authorized to issue.  These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our securities are listed or traded.

We believe that the power of our Board of Directors to approve amendments to our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Our Board of Directors can authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders.

Restrictions on Ownership and Transfer

With certain exceptions, our charter provides that no person or entity may own, actually or constructively, more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% in value of the outstanding shares of all classes or series of our stock.  For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see "Restrictions on Ownership and Transfer."

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Inc.

DESCRIPTION OF PREFERRED STOCK

General
The following description sets forth certain general terms of the preferred stock to which any prospectus supplement may relate. The prospectus supplement relating to a particular class or series of preferred stock will describe certain other terms of such class or series of preferred stock. If so indicated in the prospectus supplement relating to a particular class or series of preferred stock, the terms of any such class or series of preferred stock may differ from the terms set forth below. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement are not complete and are qualified in their entirety by reference to our charter, particularly to the articles supplementary relating to that class or series of preferred stock.
Our charter provides that we may issue up to 5,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our Board of Directors to increase or decrease the number of authorized shares without stockholder approval.  As of May 4, 2017, no shares of our preferred stock were issued and outstanding.  The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Our Board of Directors could establish a class or series of preferred stock that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interests of our stockholders.

Terms

Subject to the limitations prescribed by Maryland law and our charter and bylaws, our Board of Directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors or duly authorized committee thereof.

The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities.  These terms may include, without limitation, the following:

•	the title and stated value of such preferred stock;
;
•	the number of shares of such preferred stock, the liquidation preference per share and the offering price of such preferred stock;

•	any dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to such preferred stock;

•	whether dividends, if any, shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for such preferred stock;

•	the provision for a sinking fund, if any, for such preferred stock;

•	the provision for redemption, if applicable, of such preferred stock;

•	any listing of such preferred stock on any securities exchange;

•
the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

•	a discussion of material U.S. federal income tax considerations applicable to such preferred stock;

•	the relative ranking and preferences of the preferred stock as to any dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•
any limitations on the issuance of any class or series of preferred stock ranking senior or equal to such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•
in addition to those limitations described herein, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, voting powers, limitations or restrictions of such preferred stock.

Restrictions on Ownership and Transfer

With certain exceptions, our charter provides that no person or entity may own, actually or constructively, more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% in value of the outstanding shares of all classes or series of our stock, including without limitation common stock and any preferred stock.  For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see "Restrictions on Ownership and Transfer."

Registrar and Transfer Agent

The transfer agent and registrar for our shares of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights, or "rights", to our stockholders for the purchase of shares of common stock or preferred stock. Each series of subscription rights will be issued under a separate rights agreement to be entered into between us and a bank, trust company or similar entity, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of subscription rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The form of the rights agreement and the form of the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The following description of rights is a summary and does not purport to be complete and is subject to and is qualified in its entirety by reference to the rights agreement and the description of such rights in the applicable prospectus supplement.

The applicable prospectus supplement relating to any subscription rights will describe the specific terms of such securities. These terms may include, without limitation, the following:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock or preferred stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such rights hall expire;

•	any material U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Restrictions on Ownership and Transfer

With certain exceptions, our charter provides that no person or entity may own, actually or constructively, more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% in value of the outstanding shares of all classes or series of our stock.  Holders of rights to purchase our common or preferred stock will, upon exercise of the rights, be subject to these ownership limits. Such limits could restrict the rights holder's ability to exercise the rights it holds. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see "Restrictions on Ownership and Transfer."

DESCRIPTION OF DEPOSITARY SHARES

  We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a class or series, the depositary will distribute to the holder of record of each depositary share relating to that class or series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable class or series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a class or series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a class or series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

If shares of a class or series of preferred stock are convertible into shares of common stock or other of our securities or property, holders of depositary shares relating to that class or series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	All outstanding depositary shares to which it relates have been redeemed or converted; and/or

•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

Restrictions on Ownership

With certain exceptions, our charter provides that no person or entity may own, actually or constructively, more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% in value of the outstanding shares of all classes or series of our stock, including without limitation common stock and any preferred stock.  Holders of our depositary shares will be subject to the same restrictions as if they were holders of our preferred stock. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see "Restrictions on Ownership and Transfer."

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock or depositary shares. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following description of warrants is a summary and does not purport to be complete and is subject to and is qualified in its entirety by reference to the warrant agreement and the description of such warrants in the applicable prospectus supplement.

The prospectus supplement relating to the warrants will describe the specific terms of such securities. These terms may include, without limitation, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price or prices at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of material federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of common stock or preferred stock  or depositary shares purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of shares of common stock, preferred stock or depositary shares, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. After any expiration date set forth in the applicable prospectus supplement, unexercised warrants will be void.

Restrictions on Ownership and Transfer

With certain exceptions, our charter provides that no person or entity may own, actually or constructively, more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% in value of the outstanding shares of all classes or series of our stock.  Holders of warrants to purchase our common stock, preferred stock or depositary shares will, upon exercise of the rights, be subject to these ownership limits. Such limits could restrict the rights holder's ability to exercise the warrants it holds. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see "Restrictions on Ownership and Transfer."

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The following description of units is a summary and does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and the description of such units in the applicable prospectus supplement.

The prospectus supplement relating to the units will describe the specific terms of such securities. These terms may include, without limitation, the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

Restrictions on Ownership and Transfer

With certain exceptions, our charter provides that no person or entity may own, actually or constructively, more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% in value of the outstanding shares of all classes or series of our stock.  Holders of holders of units that include common or preferred stock or depositary shares, subscription rights, or warrants are subject to these ownership limits. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see "Restrictions on Ownership and Transfer."

RESTRICTIONS ON OWNERSHIP AND TRANSFER

The following summary with respect to restrictions on ownership and transfer of our stock sets forth certain general terms and provisions of our charter documents. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter documents, copies of which are exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to qualify as a REIT has been made) or during a proportionate part of a shorter taxable year.  Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).  To qualify as a REIT, we must satisfy other requirements as well.  See "U.S. Federal Income Tax Considerations."

Our charter contains restrictions on the ownership and transfer of our stock that, among other purposes, are intended to assist us in complying with these requirements and continuing to qualify as a REIT.  The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or the common stock ownership limit, or 9.8% in value of the outstanding shares of all classes or series of our stock, or the aggregate stock ownership limit.  We refer to the common stock ownership limit and the aggregate stock ownership limit collectively as the "ownership limits."  We refer to the person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of our stock as described below, would beneficially own or constructively own shares of our stock in violation of such limits or restrictions and, if appropriate in the context, a person or entity that would have been the record owner of such shares of our stock as a "prohibited owner."

The constructive ownership rules under the Code are complex and may cause shares of stock owned actually, beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity.  As a result, the acquisition of less than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% in value of the outstanding shares of all classes and series of our stock (or the acquisition by an individual or entity of an interest in an entity that owns, actually, beneficially or constructively, shares of our stock), could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively shares of our stock in excess of the ownership limits.

Our Board of Directors, in its sole discretion, may exempt, prospectively or retroactively, a particular stockholder from the ownership limits or establish a different limit on ownership, or "excepted holder limit," if we obtain such representations and undertakings from such stockholder as are reasonably necessary for our Board of Directors to determine that:

•
no individual's beneficial or constructive ownership of our stock will result in our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT; and

•
such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or our Board of Directors determines that revenue derived from such tenant will not affect our ability to qualify as a REIT).

Any violation or attempted violation of any such representations or undertakings will result in such stockholder's shares of stock being automatically transferred to a charitable trust.  As a condition of granting the waiver or establishing the excepted holder limit, our Board of Directors may require an opinion of counsel or a ruling from the IRS, in either case in form and substance satisfactory to our Board of Directors, in its sole discretion, in order to determine or ensure our status as a REIT.  Our Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit.

In connection with granting a waiver of the ownership limits or creating an excepted holder limit or at any other time, our Board of Directors may from time to time increase or decrease the common stock ownership limit, the aggregate stock ownership limit or both, for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of our outstanding stock or we would otherwise fail to qualify as a REIT.  A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or our stock of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person's or entity's percentage ownership of our common stock or our stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of all other classes or series, as applicable, will violate the decreased ownership limit.

Our charter further prohibits:

•
any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•
any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above, or who would have owned shares of our stock transferred to the trust as described below, must immediately give notice to us of such event or, in the case of an attempted or proposed transaction, give us at least 15 days prior written notice and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.  The foregoing restrictions on ownership and transfer of our stock will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our stock described above is no longer required in order for us to qualify as a REIT.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares.  In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or an excepted holder limit established by our Board of Directors, or in our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee or other prohibited owner will acquire no rights in the shares.  The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust.  If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of our stock held in the trust will be issued and outstanding shares.  The prohibited owner will not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of our stock held in the trust.  The trustee of the trust will exercise all voting rights and receive all dividends or other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust.  Any dividend or other distribution paid before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by us.  Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a prohibited owner before our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.  However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we accept, or our designee accepts, such offer.  We may reduce the amount so payable to the trustee by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above, and we may pay the amount of any such reduction to the trustee for distribution to the charitable beneficiary.  We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below.  Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any dividends or other distributions held by the trustee with respect to such shares to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our stock.  After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (for example, in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust) and (2) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares.  The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above.  Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any dividends or other distributions thereon.  In addition, if, prior to the discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand.  The prohibited owner has no rights in the shares held by the trustee.

In addition, if our Board of Directors determines in good faith that a transfer or other event that has occurred that would violate the restrictions on ownership and transfer of our stock described above, the Board may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, without limitation, causing us to redeem shares of our stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice stating the stockholder's name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held.  Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the stockholder's beneficial ownership on our status as a REIT and to ensure compliance with the aggregate stock ownership limit.  In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, provide to us such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

These restrictions on ownership and transfer of our stock will not apply if our Board of Directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

The restrictions on ownership and transfer of our stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws is only a summary and is subject to and qualified in its entirety by reference to Maryland law and to our charter, bylaws and articles supplementary, copies of which are exhibits to the registration statement of which this prospectus is a part.  See "Where You Can Find More Information."

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors without a stockholder vote and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, for:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

•
a requirement that a vacancy on the board be filled only by the remaining directors in office and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

On November 12 , 2013, the Company acted by resolution of the Board of Directors to elect to be subject to each of the above provisions of Subtitle 8 of Title 3 of the MGCL ("Subtitle 8"), and filed related Articles Supplementary with the State Department of Assessments and Taxation of Maryland. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the Board the exclusive power to fix the number of directorships.

Board Size

Our charter and bylaws provide that the number of directors we have may be established only by our Board of Directors but may never be less than the minimum number required by the MGCL (which is one), nor more than 15. The Company's election to be subject to Subtitle 8 provides that the Board has the exclusive right to set the number of directors on the Board.  This election, however, did not result in substantive change as the Company's charter and bylaws already provided that the number of directors may be established, increased or decreased only by the Board.

Classification of our Board of Directors

As a result of the Company's election to be subject to Subtitle 8, our Board is classified into three separate classes of directors. Directors in each class are elected for a staggered term of three-years each, and each year only one of these three classes of directors is elected by the stockholders. We believe that classification of our Board of Directors helps to assure the continuity and stability of our business strategies and policies as determined by our directors. Holders of shares of common stock have no right to cumulative voting in the election of directors, and directors are elected by a plurality of the votes cast in the election of directors. Consequently, at each annual meeting of our stockholders, the holders of a majority of the shares of common stock entitled to vote are able to elect all of the successors of the class of directors whose terms expire at that meeting.

Our classified Board could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our Board of Directors. Thus, our classified Board could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us or another transaction that might involve a premium price for our common stock that might be in the best interest of our stockholders.

Vacancies on the Board.

As a result of the Company's election to be subject to Subtitle 8, the Board has the exclusive right, by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, to fill vacancies on the Board of Directors. Any director elected by the Board to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified.

Removal of Directors

Our charter provides that a director may be removed by the stockholders with or without cause. As a result of the Company's election to be subject to Subtitle 8, the removal of a director requires the affirmative vote of at least two-thirds of all of the votes entitled to be cast by the stockholders generally in the election of directors.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our Board of Directors. The chairman of our Board of Directors, our chief executive officer, our president or our Board of Directors may call a special meeting of our stockholders.  As a result of the Company's election to be subject to Subtitle 8,, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders must also be called by our secretary upon the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws.  Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.

Business Combinations

Under the MGCL, certain "business combinations" (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's outstanding voting stock or an affiliate or associate of the corporation who, at any time during the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation's board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board.

Pursuant to the statute, our Board of Directors has by resolution exempted business combinations:

•
between us and any other person, provided that the business combination is first approved by our Board of Directors (including a majority of our directors who are not affiliates or associates of such person); and

•	between us and the Manager and its affiliates and associates.

Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above, and, as a result, any person described above may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirement and other provisions of the statute.  We cannot assure you that our Board of Directors will not amend or repeal this resolution in the future.

Control Share Acquisitions

The MGCL provides that a holder of "control shares" of a Maryland corporation acquired in a "control share acquisition" has no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors other than the person who has made or proposes to make the control share acquisition, an officer of the corporation or an employee of the corporation who is also a director of the corporation.

"Control shares" are voting shares of stock that, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A "control share acquisition" means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an "acquiring person statement" as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or as of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless our charter or bylaws provide otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock.  There is no assurance that such provision will not be amended or eliminated at any time in the future.

Amendments to our Charter and Bylaws

Our charter generally may be amended only if the amendment is first advised by our Board of Directors and thereafter approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Our Board of Directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Dissolution of our Company

The dissolution of the Company must be advised by a majority of our entire Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. The Company will be dissolved on December 31, 2034, unless our charter is amended to provide otherwise.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to our Board of Directors and the proposal of other business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board of Directors or (3) by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting.  Nominations of individuals for election to our Board of Directors may be made only (1) by or at the direction of our Board of Directors, (2) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with our bylaws and the requirements of Subtitle 8, and that has supplied the information required by our bylaws about each individual whom the stockholder proposes to nominate for election of directors or (3) provided that the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each such nominee and has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.

Effects of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law, including the provisions of Subtitle 8 which we have opted into, contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including the classification of our Board of Directors, restrictions on ownership and transfer of our stock, supermajority voting requirements for stockholder to remove any of our directors, and advance notice requirements for director nominations and stockholder proposals. In addition, the Company is subject to certain anti-takeover provisions of Maryland law, including the Business Combination Act. Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were rescinded these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Liability of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or on our behalf in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.  However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•
a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of our Company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our Company, or a predecessor of our Company.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act of 1933, as amended (the "Securities Act"), we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our Board of Directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations regarding our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common stock or preferred stock, but does not purport to be a complete analysis of all potential tax effects. Supplemental U.S. federal income tax considerations relevant to the ownership of certain securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. Your tax treatment will vary depending upon the terms of the specific securities you acquire, as well as your particular situation. For purposes of this discussion, references to "Owens Realty Mortgage," the "Company," "we," "our" and "us" mean only Owens Realty Mortgage, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice.

         This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax consequences described below. The sections of the Code and the corresponding Treasury regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern our federal income tax treatment as a REIT and holders of our capital stock. This summary is qualified in its entirety by the applicable Code provisions, Treasury regulations promulgated under the Code, and administrative and judicial interpretations thereof. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS regarding the matters discussed below, including our qualification as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any federal tax laws other than federal income tax laws associated with the acquisition, ownership, or disposition of our capital stock or our election to be taxed as a REIT, or investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	holders who receive Owens Realty Mortgage stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding Owens Realty Mortgage stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

•	partnerships, other pass-through entities and trusts;

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their shares of our common stock as a capital asset, which generally means property held for investment. The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding or disposing of our common stock will depend on the stockholder's particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Owens Realty Mortgage, Inc.

We have elected to be treated as a REIT commencing with our taxable year ended December 31, 2013, and intend to continue to operate in a manner that will allow us to qualify as a REIT. Venable LLP has acted as our tax counsel in connection with this prospectus and our federal income tax status as a REIT. Venable LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 2013, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Venable LLP is expressed as of the date given, is based on various assumptions relating to the organization and operation of Owens Realty Mortgage, Inc., and is conditioned upon factual representations and covenants made by one or more of our officers. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Venable LLP or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued. Venable LLP has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, all the results of which have not been and will not be reviewed by Venable LLP.

 Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

Most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. The highest marginal non-corporate U.S. federal income tax rate applicable to ordinary income is 39.6%. See "—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions."

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as capital gains that we recognize. See "—Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions." Provided we qualify as a REIT, we will nonetheless be subject to federal income tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.

•	We may be subject to the "alternative minimum tax" on items of tax preference, including any deductions of net operating losses. The "alternative minimum tax" may be passed through to shareholders.

•
If we have any net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions," and "—Foreclosure Property," below.

•
If we elect to treat property acquired in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based upon the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•
If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question, multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•
If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, plus (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor compliance with rules relating to the composition of a REIT's stockholders, as described below in "Requirements for Qualification—General."

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary that do not reflect arm's-length terms.

•
If we sell any of our existing appreciated assets or if we acquired appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize that gain on a disposition of any such assets during the up to ten-year period following their acquisition from the subchapter C corporation.

•
The earnings of our taxable REIT subsidiaries could be subject to U.S. federal corporate income tax to the extent that such subsidiaries are subchapter C corporations. In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on their assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

•
We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to stockholders) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the holders of our capital stock.

•
If we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our beneficial interests, and the failure is not due to reasonable cause or due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:
1.	that is managed by one or more trustees or directors;
2.	that issues transferable shares or transferable certificates to evidence its beneficial ownership;
3.	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;
4.	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;
5.	that is beneficially owned by 100 or more persons;
6.
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

7.	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term "individual" includes a supplemental unemployment compensation benefit plan; a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our shares of our capital stock is contained in the discussion under the heading "Restrictions on Ownership and Transfer and Repurchase of Shares." These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See "Material U.S. Federal Income Tax Considerations — Taxation of the Company — Failure to Qualify."

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Effect of Subsidiary Entities

         Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs as described below. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, the proportionate share of the assets and items of income of partnerships are treated as assets and items of income of the relevant REIT for purposes of applying the REIT requirements described below. The REIT's proportionate share is generally determined, for these purposes, based upon its percentage interest in the partnership's equity capital, except that for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in "Tax Aspects of Investments in Partnerships."

         Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a "taxable REIT subsidiary" as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which we may hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

         In the event that a disregarded subsidiary of a REIT ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than the REIT or another disregarded subsidiary of the REIT—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Asset Tests" and "—Income Tests" below.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," discharge of indebtedness and certain hedging transactions, generally must be derived from "rents from real property," gains from the sale of real property, mortgages on real property, and shares in other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), dividends received from other REITs, and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Rents from Real Property

Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met.

•
The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

•
Neither we nor an actual or constructive owner of 10% or more of our stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled TRS" is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled TRS" is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

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Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property"; and

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We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We are permitted, however, to perform directly certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a TRS, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent that we receive from those tenants to fail to qualify as "rents from real property." Any amounts that we receive from a TRS with respect to the TRS's provision of noncustomary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will generally be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In certain cases, personal property collateral securing a loan that we hold may be treated as real property for purposes of the foregoing rules. Even if a loan is not secured by real property, or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Dividend Income

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fee Income

Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of our gross income tests.

Prohibited Transaction Income

Any gain that we realize on the sale of an asset (other than foreclosure property, as described below) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any qualified REIT subsidiaries, subsidiary partnerships or limited liability companies or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. Under existing law, whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to conduct our operations so that no asset we own will be held as inventory or primarily for sale to customers, and that a sale of any assets we own will not be in the ordinary course of business. However, the IRS may successfully assert that some or all of the sales made by us, our subsidiary partnerships or limited liability companies, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% tax will not apply to gains from the sale of assets that are held through a TRS, although such income will be subject to tax at regular U.S. federal corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, we intend to elect to treat the related property as foreclosure property.

Failure to Satisfy the Gross Income Tests

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations, which have not yet been issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. Even if these relief provisions apply, and we retain our status as a REIT, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property (and certain ancillary personal property), stock of other corporations that qualify as REITs, some kinds of mortgage-backed securities and mortgage loans, and debt instruments (whether or not secured by real property) that are issued by a "publicly offered REIT" (i.e., a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934). Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below. Second, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% (or, for our 2018 and subsequent taxable years, 20%) of the value of our total assets. Fifth, no more than 25% of the total value of our assets may be represented by "nonqualified publicly offered REIT debt instruments" (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets). Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (although such debt will not be treated as "securities" for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute "straight debt," which term generally excludes, among other things, securities having contingency features. A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income Tests." In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests. However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter such a failure would not cause us to lose our REIT qualification if we (i) satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in clause (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above. In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame. Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:
•	90% of our REIT taxable income; and
•	90% of our after-tax net income, if any, from foreclosure property; minus
•	the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our "REIT taxable income" is computed without regard to our net capital gains and the deduction for dividends paid. We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. These distributions will be treated as received by our stockholders in the year in which paid.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute some or all of our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (ii) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made. See "—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions."

If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets, or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends through the distribution of other property (including shares of our stock) in order to meet the distribution requirements, while preserving our cash.

If our taxable income for a particular year is subsequently determined to have been understated, we may be able to rectify a resultant failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

For purposes of the 90% distribution requirement and excise tax described above, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Derivatives and Hedging Transactions

We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction (including gain from the sale, disposition, or termination of a position in such a transaction) will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable Treasury regulations and we enter into such transaction (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests; or (iii) in connection with the extinguishment of indebtedness with respect to which we have entered into a qualified hedging position described in clause (i) or the disposition of property with respect to which we have entered into a qualified hedging position described in clause (ii), primarily to manage the risks of such hedging positions. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the REIT asset tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest, or redetermined TRS service income that we or our TRSs generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations, and redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a tenant of ours) to the extent such income is lower than the income the TRS would have earned based on arm's length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. From time to time, our TRS may provide services to our tenants. We intend to set the fees paid to our TRS for such services at arm's length rates, although the fees paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's length fee for tenant services over the amount actually paid.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in "—Income Tests" and "—Asset Tests." If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to stockholders would be taxable as regular corporate dividends. Such dividends paid to U.S. stockholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General.  Owens Realty Mortgage, Inc. may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in income our proportionate share of items from partnerships in which we hold an equity interest for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will generally include our proportionate share of assets held by subsidiary partnerships. See "Taxation of Owens Realty Mortgage—Effect of Subsidiary Entities—Ownership of Partnership Interests."

         Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification.   Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities (as applicable), as opposed to associations taxable as corporations for U.S. federal income tax purposes. If our operating partnership or a subsidiary partnership or limited liability company were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of Owens Realty Mortgage, Inc.—Asset Tests" and "—Income Tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a distribution requirement without a corresponding receipt of cash. We believe that our operating partnership and each of our other partnerships and limited liability companies will be classified as partnerships or disregarded entities for U.S. federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction.   A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. In the event that our operating partnership becomes a partnership (rather than a disregarded entity) for U.S. federal income tax purposes, we intend that any allocations of taxable income and loss will comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

Tax Allocations with Respect to the Properties.   Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciate or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In the event that our operating partnership becomes a partnership (rather than a disregarded entity) for U.S. federal income tax purposes, we intend that any allocations will be made in a manner consistent with Section 704(c) of the Code and the Treasury regulations thereunder.

Any property acquired by a partnership in which we invest in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

New Partnership Audit Rules.   The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury Department. Although these new rules do not currently affect our operating partnership because it is a disregarded entity for U.S. federal income tax purposes, no assurance can be given that our operating partnership will not again become a partnership for U.S. federal income tax purposes at a future time (for example, as a result of an acquisition of new property from a third party in exchange for operating partnership units) or that we will not invest in other partnerships to which these new rules are relevant.

Taxation of Stockholders

   Taxation of Taxable U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our stock applicable to taxable U.S. stockholders. A "U.S. stockholder" is any holder of our common stock that is, for U.S. federal income tax purposes:

 •  an individual who is a citizen or resident of the United States;

•
  a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created ororganized in the United States or under the laws of the United States, or of any state thereof, or theDistrict of Columbia;

• an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

• a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

Distributions.   So long as we qualify as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends received by most U.S. stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

• income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

• dividends received by the REIT from TRSs or other taxable C corporations; or

• income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our U.S. stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case we may elect to apply provisions of the Code, which treat our U.S. stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains. See "Taxation of Owens Realty Mortgage, Inc.—Annual Distribution Requirements." Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders that are individuals, trusts and estates, and 35% in the case of U.S. stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder's shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, the stockholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "Taxation of Owens Realty Mortgage, Inc.—Annual Distribution Requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock.   If a U.S. stockholder sells or disposes of shares of our stock, it will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the stockholder's adjusted tax basis in the shares of stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum U.S. federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations.    Distributions that we make and gains arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

   Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. stockholders. A "non-U.S. stockholder" is any holder of our common stock other than a partnership or U.S. stockholder.

Ordinary Dividends.    The portion of dividends received by non-U.S. stockholders that (i) is payable out of our earnings and profits, (ii) is not attributable to capital gains that we recognize and (iii) is not effectively connected with a U.S. trade or business of the non-U.S. stockholder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder's investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends. Such effectively connected income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions.    Unless our stock constitutes a U.S. real property interest ("USRPI"), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (i) the stockholder's proportionate share of our earnings and profits, plus (ii) the stockholder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax may be enforced by a withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

Capital Gain Dividends.   Under FIRPTA, a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under "—Taxation of Non-U.S. Stockholders—Ordinary Dividends," for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. stockholder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (i) the gain is effectively connected with the non U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty), or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains. A significant portion of our assets are USRPIs.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see "— Taxation of Non-U.S. Stockholders—Ordinary Dividends"), if (i) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (ii) the recipient non-U.S. stockholder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. Our common stock is, and we anticipate that it will continue to be, "regularly traded" on an established securities exchange.

Dispositions of Our Stock.   Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. stockholder generally will not be subject to U.S. taxation under FIRPTA. Subject to certain exceptions discussed below, our stock will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We believe that 50% or more of our assets consists of USRPIs. Even if the foregoing 50% test is met, however, our stock will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT, less than 50% of the value of which is held, directly or indirectly, by non-U.S. stockholders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our stock, as described in Section 897(h)(4)(E) of the Code). As described above, our charter contains restrictions designed to protect our status as a "domestically controlled qualified investment entity," and we believe that we are and will remain a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but our stock is "regularly traded," as defined by applicable Treasury regulations, on an established securities market, a non-U.S. stockholder's sale of our common stock nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder held 10% or less of our outstanding shares of our common stock at all times during a prescribed testing period. Our common stock is, and we expect that it will continue to be, regularly traded on an established securities market.

 If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Moreover, in order to enforce the collection of the tax, the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty), or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (a) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (b) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Special FIRPTA Rules.   Recently enacted amendments to FIRPTA create certain exemptions from FIRPTA and otherwise modify the application of the foregoing FIRPTA rules for particular types of non-U.S. investors, including "qualified foreign pension funds" and their wholly owned foreign subsidiaries and certain widely held, publicly traded "qualified collective investment vehicles." Non-U.S. stockholders are urged to consult their own tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our common stock.

Estate tax.   If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

  Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income ("UBTI"). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder. Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI. In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of any dividends received from us as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless (i) we are required to "look through" one or more of our pension trust stockholders in order to satisfy the REIT "closely-held" test and (ii) either (a) one pension trust owns more than 25% of the value of our stock or (b) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively own more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

Other Tax Considerations

   Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

   Medicare 3.8% Tax on Investment Income

Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax on dividends and certain other investment income, including capital gains from the sale or other disposition of our common stock.

   Foreign Account Tax Compliance Act

Sections 1471 to 1474 of the Code and existing guidance issued thereunder require withholding at a rate of 30% on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, our stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, our stock held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of these rules on their investment in our common stock.

   State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

Information Reporting and Backup Withholding

U.S. Stockholders. We are required to report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See "— Taxation of Non-U.S. Stockholders."

Non-U.S. Stockholders.  Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder.  Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder's country of residence.
Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8.  Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a U.S. person.
Backup withholding is not an additional tax.  Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld.  If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

 We may sell the securities under this prospectus in one or more of the following ways (or in any combination) from time to time:

●	to or through one or more underwriters or dealers;

●	in short or long transactions;

●	directly to investors;

●	through agents; or

●	through a combination of these methods.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

●	in privately negotiated transactions;

●	in one or more transactions at a fixed price or prices, which may be changed from time to time;

●	in "at-the-market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	at prices related to those prevailing market prices; or

●	at negotiated prices.

As applicable, we and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities.  We will set forth in the applicable prospectus supplement the terms and offering of securities by us, including:

●	the names of any underwriters, dealers or agents;

●	any agency fees or underwriting discounts or commissions and other items constituting agents' or underwriters' compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	the public offering price; and

●	the securities exchanges on which such securities may be listed, if any.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment). We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Agents and Dealers

If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell the securities through agents from time to time. When we sell securities through agents, the prospectus supplement will name any agent involved in the offer or sale of securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any securities offered by us will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading "Underwriting" in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Stabilization Activities

In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Trading Market and Listing of Securities

Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE MKT. The securities other than common stock may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by PremierCounsel LLP, San Francisco, California, and Venable LLP, Baltimore, Maryland. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, have been audited by Crowe Horwath LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial documents retrieval services, at our website (www.owensmortgage.com) and at the SEC's website (www.sec.gov).

         This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act covering securities that may be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

         The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to other documents we file separately with the SEC, including our annual, quarterly and current reports. The information incorporated by reference is considered part of this prospectus, except for any information that is modified or superseded by information contained in this prospectus or any other subsequently filed document. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed March 15, 2017);

•
our Current Reports on Form 8-K dated February 9, 2017 (filed February 9, 2017), March 3, 2017 (filed March 3, 2017),  March 15, 2017 (filed March 15 , 2017), March 16, 2017 (filed March 16 , 2017) and April 20, 2017 (filed April 21); and

•	the description of our common stock contained in our Registration Statement on Form 8-A (filed June 26, 2013).

         All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. In addition, all documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are specifically incorporated by reference into the document. Requests should be addressed to us at 2221 Olympic Blvd, Walnut Creek, CA 94595, Attention: Investor Relations, or contact our offices at (925) 935-3840. The documents may also be accessed on our website at www.owensmortgage.com.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses expected to be incurred by us in connection with the sale and distribution of the securities being registered hereunder. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$11,590
Accounting fees and expenses	*
Legal fees and expenses	*
Printing expenses	*
Miscellaneous	*
Total	$ *
 * These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings.  The applicable prospectus supplement filed pursuant to Rule 424 or one or more Current Reports on Form 8-K, which will be incorporated by reference herein, will set forth the estimated amount of such expenses payable in respect of such offering of securities.

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or on our behalf in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.  However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•
a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of our Company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our Company. or a predecessor of our Company.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act of 1933, as amended, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The Exhibits furnished as part of this registration statement are identified on the Exhibit Index that follows the signature pages of this registration statement.  Such Exhibit Index is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities

Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, in the State of California, on this 4th day of May, 2017.
OWENS REALTY MORTGAGE, INC.
By:      /s / Bryan H. Draper
Name: Bryan H. Draper
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints William C. Owens and Bryan H. Draper, and each of them acting alone, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, (i) to act on, sign and file with the Securities and Exchange Commission (the "SEC") any and all amendments (including post-effective amendments) to this Registration Statement (the "Registration Statement"), together with all schedules and exhibits thereto, and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), together with all schedules and exhibits thereto, (ii) to act on, sign and file with the SEC or any state securities commission or regulatory agency all such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection with this Registration Statement and any amendments thereto, (iii) to act on and file any supplement to any prospectus included in the Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) to take any and all other actions that may be necessary or appropriate in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William C. Owens William C. Owens	Director and Chairman of the Board	May 4 , 2017
/s/ Bryan H. Draper Bryan H. Draper	Director, Chief Executive Officer and President (Principal Executive Officer)	May 4 , 2017
/s/ Melina A. Platt Melina A. Platt	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 4 , 2017
/s/ Dennis G. Schmal Dennis G. Schmal	Director	May 4 , 2017
/s/ Gary C. Wallace Gary C. Wallace	Director	May 4 , 2017
/s/ James M. Kessler James M. Kessler	Director	May 4 , 2017

EXHIBIT INDEX
Exhibit Number	Description
* 1.1	Form of Underwriting Agreement by and among Owens Realty Mortgage, Inc. and the underwriters named therein
** 3.1
Articles of Amendment and Restatement of Owens Realty Mortgage, Inc., dated January 23, 2013, and related Certificate of Correction dated September 17, 2013, incorporated herein by reference to exhibit 3.1 to the Annual Report on Form 10-K (File No. 001-35989) which was filed with the SEC on March 16, 2015

** 3.2	Bylaws of Owens Realty Mortgage, Inc., incorporated herein by reference to Annex C to Proxy Statement/Prospectus on Form S-4 (File No. 333-184392) which was filed with the SEC on February 13, 2013
** 3.3
Articles Supplementary, dated November 13, 2014, relating to the election to be subject to Subtitle 8 of Title 3 of the Maryland General Corporation Law, incorporated by reference to exhibit 3.1 of the Current Report on Form 8-K (File No. 001-35989) filed with the SEC on November 13, 2013

** 4.1	Form of Certificate for Common Stock, incorporated herein by reference to exhibit 4.1 to Proxy Statement/Prospectus on Form S-4 (File No. 333-184392) which was filed with the SEC on January 25, 2013
* 4.2	Form of Articles Supplementary with respect to any shares of Preferred Stock
* 4.3	Form of Certificate for Preferred Stock
* 4.4	Form of Rights Agreement
* 4.5	Form of Rights Certificate
* 4.6	Form of Depositary Agreement
* 4.7	Form of Depositary Receipt
* 4.8	Form of Warrant Agreement
* 4.9	Form of Warrant Certificate
* 4.10	Form of Unit Agreement
* 4.11	Form of Unit Certificate
+ 5.1	Opinion of PremierCounsel LLP
+ 8.1	Opinion of Venable LLP regarding certain tax matters
+ 12.1	Statement of Computation of Ratio of Earnings To Fixed Charges and Preferred Stock Dividends
+ 23.1	Consent of Crowe Horwath LLP
+ 23.2	Consent of PremierCounsel LLP (included in Exhibit 5.1)
+ 23.3	Consent of Venable LLP (included in Exhibit 8.1)
+ 24.1	Power of Attorney (included on the signature page to this Registration Statement)
__________________________
* To be filed by amendment or incorporated by reference in connection with the offering of a specific class or series of securities.
** Previously filed.
+ Filed herewith.